Exhibit 10.21

AMENDMENT NO. 3 TO
CREDIT AGREEMENT

THIS AMENDMENT NO. 3 TO CREDIT AGREEMENT (“Amendment”) is dated as of September 26, 2005 and is entered into by and between AVIZA TECHNOLOGY, INC., a Delaware corporation (the “Borrower”) and BANK OF AMERICA, N.A. (the “Lender”).  All capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Credit Agreement (as hereinafter defined).

WITNESSETH

WHEREAS, the Borrower and the Lender have entered into that certain Credit Agreement dated as of August 6, 2004, as amended by that certain Amendment No. 1 to Credit Agreement dated as of September 23, 2004 and that certain Amendment No. 2 to Credit Agreement dated as of February 23, 2005 (collectively referred to herein as the “Credit Agreement”); and

WHEREAS, the Borrower desires to amend the Credit Agreement and the Lender is willing to do so, subject to the terms and conditions stated herein;

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Lender and  the Borrower hereby agree as follows:

I.              Amendment to the Agreement.  The Lender and Borrower agree that the Credit Agreement shall be amended as follows:

A.            EBITDA.  Notwithstanding anything stated to the contrary in the Credit Agreement, the Borrower will maintain EBITDA as of the last day of its fiscal quarter ending in September 2005 at an amount not less than ($2,000,000) (numbers appearing between “( )” are negative).  Minimum EBIDTA covenants set forth in the Credit Agreement for all other periods shall remain unchanged.

B.            Adjusted Tangible Net Worth. Notwithstanding anything stated to the contrary in the Credit Agreement, the Borrower will maintain an Adjusted Tangible Net Worth of not less than ($32,000,000) on the last day of each of the months for the months of July 2005, August 2005, and September 2005 (numbers appearing between “( )” are negative).  Minimum Adjusted Tangible Net Worth covenants set forth in the Credit Agreement for all other periods shall remain unchanged.

C.            Section 2.1(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a)         Interest Rates.  All outstanding Obligations shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made until paid in full in cash at a rate equal to the Base Rate plus one-half of one percent (0.50%), but not to exceed the Maximum Rate.  Each change in the Base Rate shall be reflected in the interest rate applicable to Revolving Loans as of the year of 360 days and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year).  The Borrower shall pay to the Lender interest accrued on all Revolving Loans in arrears on the first day of each month hereafter and on the Termination Date.”

II.            Consent to Merger.

A.            Borrower has informed Lender of its intent to merge with Baseball Acquisition Corp. II, a Delaware corporation (“Baseball II”), with Borrower as the surviving entity (the “Merger”) pursuant to that certain Agreement and Plan of Merger dated as of March 14, 2005 in the form delivered to Lender as of the date of this Amendment (the “Merger Agreement”), by and among Borrower, Trikon Technologies, Inc., a Delaware corporation (“Trikon”), New Athletics, Inc. (the “Holding Company”), Baseball Acquisition Corp. I, a Delaware corporation and Baseball II.  As set forth in the Merger Agreement, upon the consummation of the Merger, (i) Borrower will change its name to Aviza, Inc. (the “Name Change”), and (ii) the holders of common stock of the Borrower and series A preferred stock of the Borrower immediately prior to the Merger shall exchange their shares in the Borrower for shares of common stock of the Holding Company with the Holding Company receiving such stockholders’ interests in the Borrower (the “Ownership Change”).

B.            Borrower has requested, and Lender has agreed, to consent to the Merger, Name Change and the Ownership Change as set forth in the Merger Agreement, subject to the following terms and conditions:

1.             Receipt by Lender of a fully executed copy of the Merger Agreement;

2.             As soon as possible but in no event later than ten (10) business days after the consummation of the Merger, Lender shall have received (i) a guaranty executed by Trikon in Favor of Lender (“Trikon Guaranty”), guaranteeing the obligations of Borrower under the Loan Documents, (ii) a debenture, charge or similar security document (“Trikon Security Agreement”) executed by Trikon in favor of Lender granting to Lender a perfected first priority security interest in all of Trikon’s assets as security for Trikon’s obligations under the Trikon Guaranty, (iii) all other documentation, including one or more opinions of counsel, which in Lender’s opinion is appropriate with respect to the execution and delivery of the Trikon Guaranty or Trikon Security Agreement, all in form and substance satisfactory to Lender.

3.             Receipt by Lender of evidence that all conditions to the consummation of the Merger have been met and the certificate of merger has been filed with the Secretary of State of Delaware;

4.             Receipt by Lender of a fully executed copy of the Stockholder Agreement (“Stockholder Agreement”) entered into by and among Holding Company, Trikon Technologies, Inc., VantagePoint Venture Partners IV (Q), L.P., VantagePoint Venture Partners IV, L.P. and VantagePoint Venture Partners IV Principals Fund, L.P., in the form delivered to Lender and approved by Lender;

5.             No Default or Event of Default shall have occurred or be continuing at the Effective Time (as defined in the Merger Agreement);

6.             Affiliates of VantagePoint Venture Partners (“VPVP”) shall have invested $9,000,000 in the Series B-1 Preferred Stock of Borrower (“Preferred Stock”);

7.             Receipt by Lender of the evidence of the consummation of the Name Change; and

8.             Receipt by Lender of a fully executed counterpart to this Amendment.

III.           Consent To Issuance Of Series B-1 Preferred Stock.  Borrower has informed Lender of its intent to issue (“Stock Issuance”) the Preferred Stock to affiliates of VPVP.  The Stock Issuance may be prohibited by Section 7.10, among other provisions, of the Credit Agreement.  As a result, it is necessary for Borrower to obtain Lender’s consent to the Stock Issuance.  Borrower has requested, and Lender has agreed, to consent to the Stock Issuance subject to the following terms and conditions:

A.            The aggregate issue price of the Preferred Stock issued in connection with the Stock Issuance will not be less than $9,000,000 with no more than $2,000,000 of such amount to be paid to Trikon in full satisfaction of payments owed by Borrower to Trikon under the Joint Development Agreement by and between Borrower and Trikon;

B.            Borrower may redeem the Preferred Stock only as set forth in the Subordination Agreements (as defined below);

C.            Borrower’s representation and warranty (as evidenced by Borrower’s execution of this Amendment) that, after consummation of the Stock Issuance, there will exist no Event of Default or other breach of any representation, warranty, or covenant in the Credit Agreement or the Loan Documents, except to the extent specifically consented to by Lender hereunder, and

D.            The holders of the Preferred Stock and Lender shall have entered into separate  subordination agreements (the “Subordination Agreements”) subordinating the holders’ right to receive any payments owing by Borrower under the terms of the Preferred Stock to the right of Lender to receive payments under the Credit Agreement, which Subordination Agreements will be in form and substance satisfactory to Lender.

IV.           Conditions.  The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

A.            Amendment.  Fully executed copies of this Amendment and the consent attached hereto signed by the Borrower or the Guarantor as necessary, and delivered to Lender.

B.            Other Documents.  Borrower shall have executed and delivered to Lender such other documents and instruments as Lender may reasonably require.

V.            Miscellaneous.

A.            Survival of Representations and Warranties.  All representations and warranties made in the Credit Agreement or any other document or documents relating thereto, including, without limitation, any Loan Document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Lender shall affect the representations and warranties or the right of Lender to rely thereon.

B.            Reference to Credit Agreement.  The Credit Agreement, each of the Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof, or pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference therein to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

C.            Credit Agreement Remains in Effect.  The Credit Agreement and the Loan Documents, as amended hereby, remain in full force and effect and the Borrower ratify and confirm its agreements and covenants contained therein.  The Borrower hereby confirms that no Event of Default or Default other than the Existing Events of Default exists.

D.            Severability.  Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

E.             APPLICABLE LAW.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

F.             Successors and Assigns.  This Amendment is binding upon and shall inure to the benefit of the Lender and Borrower and their respective successors and assigns; provided, however, that Borrower may not assign or transfer any of their rights or obligations hereunder without the prior written consent of the Lender.

G.            Counterparts.  This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

H.            Headings.  The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

I.              NO ORAL AGREEMENTS.  THIS AMENDMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS AS WRITTEN, REPRESENTS THE FINAL AGREEMENT BETWEEN THE LENDER AND THE BORROWER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN LENDER AND BORROWER.

[Remainder of Page Intentionally Left Blank; Signatures Appear on Following Page]

IN WITNESS WHEREOF, the parties have executed this Amendment under seal on the date first written above.

AVIZA TECHNOLOGY, INC.,
a Delaware corporation

By:	/s/ Patrick C. O’Connor
Name:	Patrick C. O’Connor
Title:	Executive Vice President and
Chief Financial Officer

BANK OF AMERICA, N.A.

By:	/s/ Stephen King
Name:	Stephen King
Title:	Vice President

Each of  the undersigned has executed a separate Continuing Guaranty (collectively referred to herein as the “Continuing Guaranty”) respecting the obligations of Aviza Technology, Inc., a Delaware corporation (“Borrower”) owing to Bank of America, N.A. (“Lender”), as set forth in that certain Credit Agreement dated as of August 6, 2004.  Each of the  undersigned acknowledges the terms of the above Amendment and reaffirms and agrees that: its respective Continuing Guaranty remains in full force and effect; nothing in any Continuing Guaranty obligates Lender to notify the undersigned of any changes in the financial accommodations made available to Borrower or to seek reaffirmations of any Continuing Guaranty; and no requirement to so notify the undersigned or to seek reaffirmations in the future shall be implied by the execution of this reaffirmation.

AVIZA TECHNOLOGY INTERNATIONAL, INC.,
a Delaware corporation

By:	/s/ Patrick C. O’Connor
Name:	Patrick C. O’Connor
Title	Executive Vice President and
Chief Financial Officer

VANTAGEPOINT VENTURE PARTNERS IV, L.P.,
a Delaware limited partnership

By:	/s/ Alan E. Salzman
Name:	Alan E. Salzman
Title	Managing Member

VANTAGEPOINT VENTURE PARTNERS IV (Q), L.P., a Delaware limited partnership

By:	/s/ Alan E. Salzman
Name:	Alan E. Salzman
Title	Managing Member